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                                                                   EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the OHM Corporation Directors' Deferred Fee Plan of our reports dated February 1, 1995, with respect to the consolidated financial statements of OHM Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


Columbus, Ohio
September 29, 1995